Exhibit 10.38

CITY OF FREDONIA, KANSAS

AS ISSUER

AND

VALENT AEROSTRUCTURES, LLC

AS TENANT

LEASE

DATED AS OF APRIL 1, 2012

$2,184,726
INDUSTRIAL REVENUE BONDS
SERIES 2012A
(VALENT AEROSTRUCTURES PROJECT)

LEASE

i

v

LEASE

THIS LEASE, made and entered into as of April 1, 2012 between the City of Fredonia, Kansas (the “Issuer”), and Valent Aerostructures, LLC (the “Tenant”).

WITNESSETH:

WHEREAS, the Issuer is a municipal corporation incorporated as a city of the second class, duly organized and existing under the laws of the State, with full lawful power and authority to enter into this Lease by and through its governing body; and

WHEREAS, the Issuer, in furtherance of the purposes and pursuant to the provisions of the laws of the State, particularly K.S.A. 12-1740 et seq., as amended (the “Act”), and in order to provide for the economic development and welfare of the City of Fredonia, Kansas and its environs and to provide employment opportunities for its citizens and to promote the economic stability of the State, has proposed and does hereby propose that it shall:

(a)           Acquire the Project (as defined in the Indenture);

(b)           Lease the Project to the Tenant for the rentals and upon the terms and conditions hereinafter set forth; and

(c)           Issue, for the purpose of paying Project Costs (as defined in the Indenture), the Series 2012A Bonds under and pursuant to and subject to the provisions of the Act and the Indenture (herein defined), said Indenture being incorporated herein by reference and authorized by an ordinance of the governing body of the Issuer, and

WHEREAS, the Tenant, pursuant to the foregoing proposals of the Issuer, desires to lease the Project from the Issuer for the rentals and upon the terms and conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, Issuer and the Tenant do hereby covenant and agree as follows:

ARTICLE I

Section 1.1       Definitions.  Capitalized terms not otherwise defined in this Lease shall have the meanings set forth in Appendix B to the Indenture.  In addition to the words, terms and phrases defined in Appendix B to the Indenture and elsewhere in this Lease, the capitalized words, terms and phrases as used herein shall have the meanings set forth in the Glossary of Words and Terms attached as Appendix C, unless the context or use indicates another or different meaning or intent.

Section 1.2        Representations and Covenants by the Tenant.  The Tenant makes the following covenants and representations as the basis for the undertakings on its part herein contained:

(a)           Representations and Covenants Relating to the Code.

(i)             The Tenant will not use or cause or allow any portion of the Original Proceeds to be used or applied to provide any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises.

(ii)           At least 95% of the Original Proceeds will be expended for Project Costs paid not more than 60 days prior to the Official Action Date (unless otherwise permitted under Treas.  Reg. § 1.150-2).

(iii)           The Tenant will not make or cause or permit to be made, whether by the Trustee or otherwise, any use of the proceeds (as defined in the Code) of the Series 2012A Bonds which would cause the Series 2012A Bonds to be “arbitrage bonds” within the meaning of Section 148 of the Code.  The Tenant further covenants and agrees that it will comply with, and will take all action reasonably required to insure that the Trustee complies with, all applicable requirements of said Section 148 and Treasury Regulations promulgated thereunder until all of the Bonds, including interest thereon and any applicable redemption premium, have been paid.

(iv)          The weighted average maturity of the Series 2012A Bonds (determined in accordance with Section 147(b) of the Code), does not exceed 120 percent of the average reasonably expected economic life of the Improvements (as determined in accordance with Section 147(b) of the Code) purchased with Original Proceeds.

(v)           The Tenant has reviewed the Issuer’s Form 8038 prepared for filing in connection with the issuance of the Series 2012A Bonds, and represents that the information set forth therein is true and d accurate.

(vi)          The Tenant will file or cause to be filed such periodic supplemental statements or notices with the Internal Revenue Service or such other designated governmental agency as may now or hereafter be required by applicable statutes or regulations in order to comply with Section 144(a)(4) of the Code.  The Tenant further covenants and agrees that it will not take any action or permit any action to be taken that would adversely affect the exclusion from gross income for federal income tax purposes of the interest on the Series 2012A Bonds.

(vii)         The Project, and each portion thereof, constitutes either land or property of a character subject to the allowance for depreciation as required by Section 144(a) of the Code.  Not more than 25% of the Original Proceeds will be used to acquire land in accordance with Section 147(c) of the Code.  All expenditures for and costs of the Project have been or will be items of Project Costs as defined herein.

(viii)         As of the date of issuance of the Series 2012A Bonds, there will not be outstanding any obligations (other than the Series 2012A Bonds) the interest on which is exempt from Federal income tax by virtue of the provisions of Section 144(a) of the Code and the proceeds of which were to be used with respect to the Project or with respect to other facilities located within the boundaries of Issuer, or facilities contiguous to, or integrated with, the Project or any such facilities, and the principal user (as defined in the Code) of which is or will be the Tenant or any other Principal User.

(ix)           The Tenant will comply with the Arbitrage Instructions (defined in the Indenture) and will pay to the United States or the Trustee all arbitrage rebate payments required under Section 148(f) of the Code, to the extent such amounts are not available to the Trustee in the Rebate Fund held under the Indenture.

(x)            The Tenant will not authorize or permit more than 2% of the Original Proceeds to be expended for Costs of Issuance, in compliance with Section 147(g) of the Code.

(xi)           The Tenant will not authorize or permit any portion of the Original Proceeds to be used to acquire any property (or any interest therein) unless the first use of such property is pursuant to such acquisition, or unless appropriate Rehabilitation Expenditures are made to such property in accordance with Section 147(d) of the Code.

(xii)          The Tenant did not place any property included in the Improvements in service more than eighteen months before the date of issuance of the Series 2012A Bonds.

(xiii)         The Project, when completed, will constitute a “manufacturing facility” within the definition of Section 144(a)(12) of the Code, and the Tenant has no present intention of making any substantial use of the Project other than as such “manufacturing facility.”

(xiv)         As of the date of issuance of the Series 2012A Bonds, the aggregate principal amount of the Series 2012A Bonds and all “Section 103(b)(6)(D) capital expenditures” as defined in Treas. Reg. §1.103-10(b) paid or incurred during the three-year period which begins three years before the date of issuance of the Series 2012A Bonds is less than $20 million.

The Issuer and the Tenant agree to amend the covenants contained in this subsection in such manner as shall be set forth in an opinion of Bond Counsel as being necessary to maintain the excludability from gross income for federal income tax purposes of the interest on the Bonds, and, for the purpose of implementing such amendments, the special covenants contained in this Section may be amended at any time, with the consent of the Trustee, by a written agreement executed by the Issuer and the Tenant pursuant to this subsection without notice to or the consent of any Owner(s) of Bonds.

(b)           General Representation and Covenants.

(i)             The Tenant is a Delaware limited liability company, duly organized and existing under the laws of said state, and is duly authorized and qualified to do business in the State, with lawful power and authority to enter into this Lease, acting by and through its members.

(ii)            Except as otherwise permitted herein, the Tenant shall (1) maintain and preserve its existence and organization as a limited liability company and its authority to do business in the State and to operate the Project; and (2) not initiate any proceedings of any kind whatsoever to dissolve or liquidate without (A) securing the prior written consent thereto of the Issuer and (B) making provision for the payment in full of the principal of and interest and redemption premium, if any, on the Bonds.  If, at any time during the term of this Lease or the Indenture, the Tenant changes its state of organization, changes its form of organization, changes its name, or takes any other action which could affect the proper location for filing Uniform Commercial Code financing statements or continuation statements or which could render existing filings seriously misleading or invalid, the Tenant shall immediately provide written notice of such change to the Trustee, and thereafter promptly deliver to the Trustee such amendments and/or replacement financing statements, together with an Opinion of Counsel to the effect that such amendments and/or replacement financing statements have been properly filed so as to create a perfected security interest in the collateral securing the Indenture, and such additional information or documentation regarding such change as the Trustee may reasonably request.

(iii)           Neither the execution and/or delivery of this Lease, the consummation of the transactions contemplated hereby or by the Indenture, nor the fulfillment of or compliance with the terms and conditions of this Lease contravenes in any material respect any provisions of its articles of organization or operating agreement, or conflicts in any material respect with or results in a material breach of the terms, conditions or provisions of any mortgage, debt, agreement, indenture or instrument to which the Tenant is a party or by which it is bound, or to which it or any of its properties is subject, or would constitute a material default (without regard to any required notice or the passage of any period of time) under any of the foregoing, or would result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of the Tenant under the terms of any mortgage, debt, agreement, indenture or instrument, or violates in any material respect any existing law, administrative regulation or court order or consent decree to which the Tenant is subject.

(iv)           This Lease constitutes a legal, valid and binding obligation of the Tenant enforceable against the Tenant in accordance with its terms.

(v)            The Tenant agrees to operate and will operate the Project, or cause the Project to be operated as a “facility,” as that term is contemplated in the Act, from the date of the Issuer’s acquisition of the Project to the end of the Term.

(vi)           The Tenant has obtained or will obtain any and all permits, authorizations, licenses and franchises necessary to construct the Improvements to enable it to operate and utilize the Project for the purposes for which it was leased by the Tenant under this Lease.

(vii)          The estimated total cost of the Improvements to be financed by the proceeds of the Series 2012A Bonds, plus interest on the Series 2012A Bonds during acquisition, construction and installation of the Improvements, and Costs of Issuance of the Series 2012A Bonds, will not be less than the original aggregate principal amount of the Series 2012A Bonds.

(viii)         After reasonable inquiry and investigation, the Tenant is not aware of (A) any Hazardous Substances generated from or located on the Project; (B) any prior use of the Land which might reasonably involve Hazardous Substances; or (C) any investigations, complaints or inquiries of any kind, from any source, concerning Hazardous Substances with respect to the Project or properties adjoining the Project.

(ix)           The Tenant will not use or permit the Project to be used by any other person or entity in any manner which would involve the generation, storage, disposal or transportation of Hazardous Substances, except in strict compliance with applicable Environmental Laws.

Section 1.3             Representations and Covenants by the Issuer.  The Issuer makes the following representations and covenants as the basis for the undertakings on its part herein contained:

(a)           It is a municipal corporation duly incorporated and existing as a city of the second class under the constitution and laws of the State.  Under the provisions of the Act and the Ordinance, the Issuer has the power to enter into and perform the transactions contemplated by this Lease and the Indenture and to carry out its obligations hereunder and thereunder.

(b)           It will submit to the Internal Revenue Service in accordance with Section 149 of the Code a completed Internal Revenue Service Form 8038 or other similar form provided by the Internal Revenue Service with respect to the Series 2012A Bonds.

(c)           It has not, in whole or in part, assigned, leased, hypothecated or otherwise created any other interest in, or disposed of, or caused or permitted any lien, claim or encumbrance to be placed against, the Project, except for this Lease, the assignment of this Lease to the Trustee, any Permitted Encumbrances, any Impositions, and the pledge of the Project pursuant to the Indenture.

(d)           Except as otherwise provided herein or in the Indenture, it will not during the Term, in whole or in part, assign, lease, hypothecate or otherwise create any other interest in, or dispose of, or cause or permit any lien, claim or encumbrance to be placed against, the Project, except Permitted Encumbrances, this Lease, any Impositions and the pledge of the Project pursuant to the Indenture.

(e)           It has pledged the Project and the net rentals therefrom generated under the Lease to payment of the Bonds in the manner prescribed by the Act, and has duly authorized the execution and delivery of this Lease and the Indenture and the issuance, sale and delivery of the Series 2012A Bonds.

(f)            It has notified or obtained the consent to and/or approval of the issuance of the Series 2012A Bonds by each municipal corporation and political subdivision the notification, consent or approval of which is required by the provisions of the Act and the Code.

ARTICLE II

Section 2.1             Granting of Leasehold.  The Issuer by these presents hereby rents, leases and lets the Project unto the Tenant and the Tenant hereby rents, leases and hires the Project for the Basic Term from the Issuer, for the rentals and upon and subject to the terms and conditions hereinafter set forth.

ARTICLE III

Section 3.1             Basic Rent.  The Issuer reserves and the Tenant covenants and agrees to pay Basic Rent to the Trustee, as assignee of the Issuer, for the account of the Issuer, for deposit in the Debt Service Fund, on each Basic Rent Payment Date.  Basic Rent shall be payable at the principal office of the Trustee on each Basic Rent Payment Date.

Section 3.2             Additional Rent.  Within 30 days after receipt of written notice thereof, the Tenant shall pay any Additional Rent required to be paid pursuant to this Lease not already paid.

Section 3.3             Rent Payable Without Abatement or Setoff.  The Tenant covenants and agrees with and for the express benefit of the Issuer and the Owner(s) of Bonds that all payments of Basic Rent and Additional Rent shall be made by the Tenant as the same become due, and that the Tenant shall perform all of its obligations, covenants and agreements hereunder without notice or demand and without abatement, deduction, setoff, counterclaim, recoupment or defense or any right of termination or cancellation arising from any circumstance whatsoever, whether now existing or hereafter arising, and irrespective of whether the Improvements shall have been acquired, started or completed, or whether the Issuer’s title to the Project or any part thereof is defective or non-existent, and notwithstanding any failure of consideration or commercial frustration of purpose, the eviction or constructive eviction of the Tenant or any subtenant, any Change of Circumstances, any change in the tax or other laws of the United States of America, the State, or any municipal corporation of either, any change in the Issuer’s legal organization or status, or any default of the Issuer hereunder, and regardless of the invalidity of any action of the Issuer or any other event or condition whatsoever, and regardless of the invalidity of any portion of this Lease, and the Tenant hereby waives the provisions of any statute or other law now or hereafter in effect contrary to any of its obligations, covenants or agreements under this Lease or which releases or purports to release the Tenant therefrom.  Nothing in this Lease shall be construed as a waiver by the Tenant of any rights or claims the Tenant may have against the Issuer under this Lease or otherwise, but any recovery upon such rights and claims shall be had from the Issuer separately, it being the intent of this Lease that the Tenant shall be unconditionally and absolutely obligated to perform fully all of its obligations, agreements and covenants under this Lease (including the obligation to pay Basic Rent and Additional Rent) for the benefit of the Owner(s) of Bonds.

Section 3.4             Prepayment of Basic Rent.  The Tenant may at any time prepay all or any part of the Basic Rent.  Prepayments of Basic Rent will be applied to redemption of Bonds (other than mandatory sinking fund redemption), without payment of redemption premium, as directed in writing by the Tenant, to the extent that Bonds are subject to optional redemption at the time of prepayment.  Otherwise, prepayments of Basic Rent will be deposited in the Debt Service Fund to be applied to purchase of Bonds as provided in the Indenture, or to optional redemption of Bonds (including redemption premium and interest) at the earliest date on which Bonds are subject to optional redemption.

Section 3.5             Deposit of Rent by the Trustee.  As assignee of the Issuer’s rights hereunder, the Trustee shall deposit, use and apply all payments of Basic Rent and Additional Rent in accordance with the provisions of this Lease and the Indenture.

Section 3.6             Acquisition of Bonds.  If the Tenant acquires any Outstanding Bonds, it may present the certificate(s) representing such part of the Bonds to the Trustee for cancellation, and upon such cancellation, the Tenant’s obligation to pay Basic Rent shall be reduced in the same manner as provided for prepayments by the Tenant of Basic Rent.  In no event, however, shall the Tenant’s obligation to pay Basic Rent be reduced in such a manner that the Trustee shall not have on deposit in the Debt Service Fund, on the next succeeding Payment Date, funds sufficient to pay the maturing principal of, redemption premium, if any, and interest on Outstanding Bonds as and when the same shall become due and according to the terms of the Bonds.

ARTICLE IV

Section 4.1             Disposition of Original Proceeds; Project Fund.  The Original Proceeds shall be paid over to the Trustee for the account of the Issuer as the Bonds are issued.  The Trustee shall pay from such Original Proceeds into the Debt Service Fund the full amount of any accrued interest received upon such sale.  The remainder of such proceeds shall be deposited by the Trustee in the Project Fund to be used and applied as provided in this Lease and the Indenture.

ARTICLE V

Section 5.1             Acquisition of Land and Improvements.  The Tenant shall prior to or concurrently with the issuance of the Bonds, assign or cause to be conveyed to the Issuer by warranty deed, subject to Permitted Encumbrances, the Land as described in Schedule I, and by bill of sale such of the Improvements as are then completed, installed or in progress.  The Tenant shall also concurrently with such conveyance make provisions for the discharge or subordination to the interests acquired by the Issuer of any liens or encumbrances incurred by it in connection with the construction, installation or development of the Improvements other than Permitted Encumbrances.

Section 5.2             Project Contracts.  Prior to the delivery of this Lease, the Tenant may have entered into a contract or contracts with respect to the acquisition and/or construction of the Improvements.  Those contracts, and any such contracts entered into by the Tenant or the Issuer after delivery of this Lease, are hereinafter referred to as the “Project Contracts.” Prior to the delivery hereof, certain work has been or may have been performed on the Improvements pursuant to said Project Contracts or otherwise.  The Tenant hereby covenants with the Issuer to perform the Project Contracts for the benefit of the Issuer as holder of title to the Project as well as its own benefit as tenant under this Lease, and the Issuer hereby designates the Tenant as the Issuer’s agent for the purpose of executing and performing the Project Contracts.  After the execution hereof, the Tenant shall cause the Project Contracts to be fully performed by the contractor(s), subcontractor(s) and supplier(s) thereunder in accordance with the terms thereof, and the Tenant covenants to cause the Improvements to be acquired, constructed, installed and/or completed in accordance with the Project Contracts.  The Tenant warrants that the construction and/or acquisition of the Improvements in accordance with said Project Contracts will result in the Project being suitable for use by the Tenant as a “manufacturing” facility.  Any and all amounts received by the Issuer, the Trustee or the Tenant from any of the contractors or other suppliers by way of breach of contract, refunds or adjustments shall become a part of and be deposited in the Project Fund.

Section 5.3             Payment of Project Costs for Buildings and Improvements.  The Issuer hereby agrees to pay for the acquisition or construction of the Improvements or any repairs or replacements to be made pursuant to Article XVIII of this Lease, but solely from Original Proceeds of the Bonds (or Net Proceeds, as applicable) as deposited in the Project Fund, and hereby authorizes and directs the Trustee to pay for the same, but solely from the Project Fund, from time to time, after issuance of the Bonds while the Tenant is in compliance with the requirements of Section 6.1 hereof, upon receipt by the Trustee of a requisition certificate signed by the Authorized Tenant Representative in the form set forth as Appendix A hereto which is incorporated herein by reference.  With regard to materials and/or labor furnished to the Project at the order of the Tenant without formal contract, or by subcontract with the Tenant acting as general contractor, which could form the basis of a statutory mechanic’s or subcontractor’s lien, the Trustee may disburse payment therefor only upon receipt of releases or waivers of statutory mechanic’s or subcontractor’s liens by all vendors or subcontractors receiving payment or furnishing labor or materials as a subcontractor of the vendor or subcontractor receiving payment.

The sole obligation of the Issuer under this paragraph shall be to cause the Trustee to make such disbursements upon receipt of such certificates and releases or waivers.  The Trustee may rely fully on any such certificates and shall not be required to make any investigation in connection therewith, except that the Trustee shall investigate requests for reimbursements directly to the Tenant and shall require such supporting evidence as would be required by a reasonable and prudent fiduciary.

Section 5.4             Payment of Project Costs for Machinery and Equipment [Intentionally Omitted].

Section 5.5             Completion of Project.  The Tenant warrants that the Project, when completed, will be occupied and used by the Tenant for its lawful business purposes.  The Tenant covenants and agrees to proceed diligently to complete or acquire the Improvements on or before the Completion Date.  Upon completion of the Improvements, the Tenant shall cause the Authorized Tenant Representative to deliver a Certificate of Completion, in the form substantially as attached hereto as Appendix B, to the Trustee.  In the event funds remain on hand in the Project Fund on the date the Certificate of Completion is furnished to the Trustee or on the Completion Date, whichever shall first occur, such remaining funds shall be transferred by the Trustee to the Debt Service Fund on the earlier of receipt of the Certificate of Completion or the Completion Date and shall be applied in accordance with the provisions of the Indenture.

Upon completion, the Tenant shall obtain an appraisal of the Project in a form and substance satisfactory to the Trustee which satisfies all of the applicable regulations adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Office of the Comptroller of the Currency.  The appraisal shall be subject to the internal review by the Trustee of the data, assumptions and conclusions found in the appraisal.

Section 5.6             Deficiency of Project Fund.  If Bond Proceeds in the Project Fund are insufficient to pay fully all Project Costs (including reimbursements to the Tenant for Project Costs advanced by the Tenant prior to issuance of the Bonds) and to fully complete the Improvements, lien free (except for Permitted encumbrances), the Tenant covenants to pay the full amount of any such deficiency by making payments directly to the contractors and to the suppliers of materials, machinery, equipment, property and services as the same become due, and the Tenant shall save the Issuer and the Trustee whole and harmless from any obligation to pay such deficiency.

Section 5.7             Right of Entry by the Issuer and the Trustee.  The duly authorized agents of the Issuer and/or the Trustee shall have the right (but shall not be required) at any reasonable time and upon reasonable notice to the Tenant prior to the completion of the Improvements to have access to the Project or any part thereof for the purpose of inspecting the acquisition, installation or construction thereof.

Section 5.8             Machinery and Equipment Purchased by the Tenant [Intentionally Omitted].

Section 5.9             Project Property of the Issuer.  All Improvements, all work and materials on Improvements as such work progresses, any Project Additions, anything under this Lease which becomes, is deemed to be, or constitutes a part of the Project, and the Project as fully completed, repaired, rebuilt, rearranged, restored or replaced by the Tenant under the provisions of this Lease, except as otherwise specifically provided herein, shall immediately when erected or installed become the absolute property of the Issuer.  Any Improvements which become a part of the real estate as fixtures shall remain separate from the Tenant’s property unless and until purchased by the Tenant from the Issuer as provided in this Lease.

Section 5.10           Kansas Retailers’ Sales Tax.

The parties have entered into this Lease in contemplation that, under the existing provisions of K.S.A. 79-3606, subsections (b) and (d) and other applicable laws, sales of tangible personal property or services purchased in connection with construction of the Improvements are entitled to exemption from the tax imposed by the Kansas Retailers’ Sales Tax Act.  The parties agree that the Issuer shall, upon the request of and with the Tenant’s assistance, promptly obtain from the State and furnish to the contractors and suppliers a project exemption certificate for the construction of the Improvements.  The Tenant covenants that said exemption certificate shall be used only in connection with the purchase of tangible personal property or services becoming a part of the Project.  The Issuer shall not be responsible for any failure on the part of the State to issue such project exemption certificate.

ARTICLE VI

Section 6.1             Insurance as a Condition to Disbursement.  As a condition precedent to payment of Costs of Issuance or disbursement of other Project Costs (other than Costs of Issuance) from the Project Fund pursuant to Article V hereunder, the following policies of insurance shall be in full force and effect:

(a)           General accident and public liability insurance covering the Tenant’s operations in or upon the Project (including coverage for losses arising from the ownership, maintenance, use or operation of any automobile, truck or other vehicle in or upon the Project) under which the Tenant shall be insured and the Issuer and the Trustee shall be additional insureds or mortgagees, as their interests in the Project appear, in an amount not less than the then maximum liability of a governmental entity for claims arising out of a single occurrence as provided by the Kansas tort claims act or other similar future law (currently $500,000 per occurrence); which policy shall provide that such insurance may not be canceled by the issuer thereof without at least 30 days’ advance written notice to the Issuer, the Tenant and the Trustee, such insurance to be maintained throughout the Term of this Lease;

(b)           Statutory workers’ compensation insurance;

(c)           With regard to new buildings and improvements constituting a part of the Improvements, insurance insuring the Improvements while under construction against fire, lightning and all other risks covered by the broadest form extended coverage endorsement then and from time to time thereafter in use in the State to the Full Insurable Value of such Improvements.  Such insurance coverage shall name the Tenant as insured and the Issuer and the Trustee as additional insureds or mortgagees and loss payees, as their respective interests appear, and all Net Proceeds received under such policy or policies by the Issuer or the Tenant shall be paid over to the Trustee and be applied as set forth in Article XVIII hereof, and

(d)           Original Proceeds shall be disbursed to pay Project Costs upon receipt by the Trustee of waivers of statutory mechanic’s and materialmen’s liens signed by the contractor and all vendors and subcontractors being paid from such disbursement, in the manner and to the extent required by Section 5.4 of this Lease for disbursements made for materials or labor furnished to the Project site by direct contract with the Tenant.

Section 6.2             Insurance After Completion.  The Tenant shall and covenants and agrees that it will, prior to or simultaneously with the expiration of the insurance provided for in the preceding section and throughout the Term at its sole cost and expense, keep the Improvements continuously insured against loss or damage by fire, lightning and all other risks covered by the broadest form extended coverage insurance endorsement then in use in the State in an amount equal to the Full Insurable Value thereof in such insurance company or companies as it may select and shall at all times maintain general accident and public liability insurance required pursuant to Section 6.1(a), all of which policies shall name the Tenant, the Issuer, and the Trustee as insureds or mortgagees, as their interests appear.

Section 6.3             General Insurance Provisions.

(a)           Within 30 days of renewal dates of expiring policies, certificates of the insurance provided for in this Article shall be delivered by the Tenant to the Trustee.  All policies of such insurance and all renewals thereof shall name the Tenant as insured and the Issuer and the Trustee as insureds or mortgagees and loss payees as their respective interests may appear, shall contain a provision that such insurance may not be canceled or amended by the issuer thereof without at least 30 days’ written notice to the Issuer, the Tenant and the Trustee and shall be payable to the Issuer, the Tenant and the Trustee as their respective interests appear.  The Issuer and the Tenant each hereby agree to do anything necessary, be it the endorsement of checks or otherwise, to cause any payment of insurance proceeds to be made to the Trustee, as long as such payment is required by this Lease to be made to the Trustee.  Any charges made by the Trustee for its services in connection with insurance payments shall be paid by the Tenant.

(b)           Each policy of insurance hereinabove referred to shall be issued by a nationally recognized responsible insurance company authorized under the laws of the State to assume the risks covered therein, except that the Tenant may be self-insured as to any required insurance coverages under a program of self-insurance approved by the State Commissioner of Insurance or other applicable State regulatory authority.

(c)           Certificates of insurance evidencing the insurance coverages herein required shall be filed with the Trustee continuously during the term of this Lease.

(d)           Each policy of insurance hereinabove referred to may be subject to a reasonable deductible or self-insured retention.

(e)           Each policy of insurance required herein may be provided through blanket policies maintained by the Tenant.

(f)           Anything in this Lease to the contrary notwithstanding, the Tenant shall be liable to the Issuer and the Trustee pursuant to the provisions of this Lease or otherwise, as to any loss or damage which may have been occasioned by the negligence of the Tenant, its agents, licensees, contractors, invitees or employees.

Section 6.4             Evidence of Title.  The Tenant shall furnish evidence of title in the form of a policy of owner’s title insurance, insuring the Issuer’s fee simple title to the Land, as of the date and time immediately prior to conveyance to the Issuer, subject to Permitted Encumbrances, in an amount equal to $2,400,000.  Such title insurance policy shall contain no exceptions, other than the title insurance company’s standard printed exceptions, Permitted Encumbrances, and the encumbrance created by this Lease.  The Issuer and the Tenant agree that any and all proceeds therefrom during the Basic Term (a) if received before the completion of the building Improvements shall be paid into and become a part of the Project Fund, (b) if received thereafter but before the Bonds and interest thereon have been paid in full, shall be paid into and become a part of the Debt Service Fund, and (c) if received after the Bonds, redemption premium, if any, and interest thereon have been paid in full, shall belong and be paid to the Tenant.

ARTICLE VII

Section 7.1             Impositions.  The Tenant shall, during the Term of this Lease, bear, pay and discharge, before the delinquency thereof, any and all Impositions.  In the event any Impositions may be lawfully paid in installments, the Tenant shall be required to pay only such installments thereof as become due and payable during the term of this Lease as and when the same become due and payable.

Section 7.2             Receipted Statements.  Unless the Tenant exercises its right to contest any Impositions in accordance with Section 7.3 hereof, the Tenant shall, within 30 days after the last day for payment without penalty or interest of an Imposition which the Tenant is required to bear, pay and discharge pursuant to the terms hereof, deliver to the Trustee a copy of the statement issued therefor duly receipted to show the payment thereof.

Section 7.3             Contest of Impositions.  The Tenant shall have the right, in its own or the Issuer’s name or both, to contest the validity or amount of any Imposition by appropriate legal proceedings instituted before the Imposition complained of becomes delinquent if, and provided, the Tenant (i) before instituting any such contest, shall give the Issuer and the Trustee written notice of its intention to do so and, if requested in writing by the Issuer or the Trustee, shall deposit with the Trustee a surety bond of a surety company acceptable to the Issuer as surety, in favor of the Issuer and the Trustee, as their interests may appear, or cash, in a sum of at least the amount of the Imposition so contested, assuring the payment of such contested Impositions together with all interest and penalties to accrue thereon and court costs, (ii) diligently prosecutes any such contest and at all times effectively stays or prevents any official or judicial sale therefor, under execution or otherwise, and (iii) promptly pays any final judgment enforcing the Imposition so contested and thereafter promptly procures record release or satisfaction thereof.  The Tenant shall indemnify and hold the Issuer whole and harmless from any costs and expenses the Issuer may incur related to any such contest.

Section 7.4             Ad Valorem Taxes.  The parties acknowledge that under the existing provisions of K.S.A. 79-201; as amended, the property acquired, constructed or purchased with the proceeds of the Bonds (except such property used for certain retail uses) is eligible to receive exemption from ad valorem taxation for a period up to 10 calendar years after the calendar year in which the Bonds are issued, provided the Issuer has complied with certain notice, hearing and procedural requirements established by law, and proper application has been made.  The Issuer represents that such notice, hearing and procedural requirements will have been complied with at the Issue Date.  The Issuer will, at the Tenant’s request, with information furnished by Tenant and the Trustee, make all necessary filings regarding the application for 100% ad valorem tax exemption for the full 10-year period in the calendar year following the calendar year in which the Bonds were issued, and will renew said application from time to time and take any other action as may be necessary to maintain such ad valorem tax exemption in full force and effect, in accordance with K.S.A. 79-201a, 79-210 et seq. and the requirements of the State Court of Tax Appeals.  If it becomes necessary to litigate the issue of availability or applicability of the ad valorem tax exemption, the Issuer will cooperate fully with Tenant in pursuing such litigation, but all litigation costs and reasonable attorney fees must be paid by Tenant, either directly or as Additional Rent.

ARTICLE VIII

Section 8.1             Use of Project.  Subject to the provisions of this Lease, the Tenant shall have the right to use the Project for any and all purposes allowed by law and contemplated by the constitution of the State and the Act, as long as they are consistent with Code limitations on use of property purchased with Original Proceeds.  The Tenant shall comply in all material respects with all statutes, laws, ordinances, orders, judgments, decrees, regulations, directions and requirements of all federal, state, local and other governments or governmental authorities, now or hereafter applicable to the Project or to any adjoining public ways, as to the manner of use or the condition of the Project or of adjoining public ways.  The Tenant shall comply with the mandatory requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of this Lease.  The Tenant shall pay all costs, expenses, claims, fines, penalties and damages that may in any manner arise out of, or be imposed as a result of, the failure of the Tenant to comply with the provisions of this Article.

Section 8.2             Environmental Provisions.

(a)           The Tenant hereby covenants that it will not cause or permit any Hazardous Substances (as defined herein) to be placed, held, located or disposed of, on, under or at the Land or the Project, other than in the ordinary course of business and in compliance with all applicable Environmental Laws.

(b)           In furtherance and not in limitation of any indemnity elsewhere provided to the Issuer hereunder and in the Indenture, the Tenant hereby agrees to indemnify and hold harmless the Issuer, the Trustee and the Owner(s) of Bond(s) from time to time from and against any and all losses, liabilities, including strict liability, damages, injuries, expenses, including reasonable attorneys’ fees, costs of any settlement or judgment, costs of investigation, consultants, testing, sampling, cleanup, or defense, and claims of any and every kind paid, incurred or suffered, with respect to, or as a direct or indirect result of, the actual or alleged presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or release from the Land or the Project of any Hazardous Substance (including, without limitation, any losses, liabilities, reasonable attorneys’ fees, costs of any settlement or judgment or claims asserted or arising under any federal, state or local Environmental Law or so-called “Superfund” or “Super lien” law, or any other applicable Environmental Law, rule, regulation, order or decree regulating, relating to or imposing liability, including strict liability, or standard of conduct concerning, any Hazardous Substance) regardless of whether or not caused by or within the control of the Tenant.

(c)           If the Tenant receives any notice of (1) the happening of any event involving the use, other than in the ordinary course of business and in compliance with all applicable Environmental Laws, spill, release, leak, seepage, discharge or cleanup of any Hazardous Substance on the Land or the Project or in connection with the Tenant’s operations thereon or (2) any complaint, order, citation or notice with regard to air emissions, water discharges or any other environmental, health or safety matter affecting the Tenant (an “Environmental Complaint”) from any person (including, without limitation, the United States Environmental Protection Agency (the “EPA”), and the Kansas Department of Health and Environment (“KDHE”) then the Tenant shall immediately notify the Issuer and the Trustee in writing.  With respect to any such notice that relates to a condition or conditions on the Project site, the Tenant shall promptly initiate action to remediate the conditions cited in the notice, and shall diligently pursue such remediation at its expense to the satisfaction of the city authority.

(d)           If the Tenant fails to initiate action to remediate as required in subsection (c) of this section, or otherwise fails to discharge its obligations under this Section 8.2, the Issuer shall have the right, but not the obligation, and without limitation of the Issuer’s other rights under this Lease, to enter the Project or to take such actions as it may deem necessary or advisable to inspect, clean up, remove, resolve or minimize the impact of, or to otherwise deal with, any Hazardous Substance or Environmental Complaint following receipt of any notice asserting the existence on the Project of any Hazardous Substance or an Environmental Complaint pertaining to the Project or any part thereof which?  if true, could result in an order, suit or other action against the Tenant and/or which, in the reasonable judgment of the Issuer, could jeopardize its interests under this Lease.  All reasonable costs and expenses incurred by the Issuer in the exercise of any such rights shall be payable by the Tenant as Additional Rent on demand, and if not so paid, shall bear interest until paid at the average rate of interest on the Bonds plus 200 basis points.

(e)           If an Event of Default shall have occurred, at the request of the Issuer or the Trustee, the Tenant shall periodically perform (at the Tenant’s expense) an environmental audit and, if reasonably deemed necessary by the Issuer or the Trustee, an Environmental Assessment, (each of which must be reasonably satisfactory to the Issuer and the Trustee) of the Project, or the hazardous waste management practices and/or hazardous waste disposal sites used by the Tenant with respect to the Project.  Said audit and/or Environmental Assessment shall be conducted by an environmental consultant satisfactory to the Issuer and the Trustee.  Should the Tenant fail to perform any environmental audit or risk assessment within 30 days of the written request of the Issuer or the Trustee, either shall have the right, but not the obligation, to retain an environmental consultant to perform any such environmental audit or risk assessment.  All costs and expenses incurred by the Issuer or the Trustee in the exercise of such rights shall be payable by the Tenant as Additional Rent on demand, and if not so paid, shall bear interest until paid at the average rate of interest on the Bonds plus 200 basis points.

(f)           The Tenant shall not install nor permit to be installed in the Project friable asbestos or any substance containing asbestos and deemed hazardous by Environmental Law applicable to the Project and respecting such material, and with respect to any such material currently present in the Project, shall promptly either (1) remove any material which such applicable regulations deem hazardous and require to be removed or (2) otherwise comply with such applicable Environmental Law, at the Tenant’s expense.  If the Tenant shall fail to so remove or otherwise comply, the Issuer may declare an Event of Default and/or do whatever is necessary to eliminate said substances from the Project or otherwise comply with the applicable Environmental Law or order, and the costs thereof shall be payable by the Tenant on demand, and if not so paid, shall bear interest until paid at the average rate of interest on the Bonds plus 200 basis points.  The Tenant shall defend, indemnify, and save the Issuer, the Trustee and the Owner(s) of Bond(s) harmless from all costs and expenses (including consequential damages) asserted or proven against the Tenant, or incurred to comply with such regulations.

(g)           The provisions of this Section 8.2 shall survive the termination of this Lease or exercise of the Tenant’s option to purchase the Project, except with respect to obligations which arise solely and exclusively as a result of the use, spill, release, leak, seepage or discharge of Hazardous Substances on the Land or the Project after the Project is no longer occupied by the Tenant.

ARTICLE IX

Section 9.1            Sublease by the Tenant.  The Tenant may sublease the Project to a single party or entity, with the prior written consent of the Issuer and upon receipt of a written opinion of Bond Counsel addressed to the Issuer and the Tenant that the proposed sublease will not render interest payable on the Bonds taxable for federal income tax purposes.  In the event of any such subleasing, the Tenant shall remain fully liable for the performance of its duties and obligations hereunder, and no such subleasing and no dealings or transactions between the Issuer or the Trustee and any such subtenant shall relieve the Tenant of any of its duties and obligations hereunder.

Any such subleases shall include the following provisions:

(1)           No subtenant shall be permitted to use the Project or any part thereof, without the prior written consent of the Tenant and the Trustee and an approving opinion of Bond Counsel, for retail food and beverage service, automobile sales or service, or the provision of recreation or entertainment;

(2)           No subtenant shall be permitted to use any portion of the Project for any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility, racetrack, airplane, skybox or other private luxury box, any health club facility, any facility primarily used for gambling, or any store the principal business of which is the sale of alcoholic beverages for consumption off premises; and

(3)           Any subtenant shall use the Project only as a “manufacturing facility” within the definition of Section 144(a)(12) of the Code, unless the written opinion of Bond Counsel is obtained to the effect that the proposed use of the Project will not render interest payable on the Bonds taxable for federal income tax purposes, or constitute an Event of Taxability.

Any such sublease shall be subject and subordinate in all respects to the provisions of this Lease.

Section 9.2            Assignment by the Tenant.  The Tenant may assign, mortgage, sell, or otherwise transfer its interest in this Lease only with the prior written consent of the Issuer.  In the event of any such assignment, the Tenant shall remain fully liable for the performance of its duties and obligations hereunder, except to the extent hereinafter provided, and no such assignment and no dealings or transactions between the Issuer or the Trustee and any such assignee shall relieve the Tenant of any of its duties and obligations hereunder, except as may be otherwise provided in the following Section.

Section 9.3             Release of the Tenant.  If, in connection with an assignment by the Tenant of its interest in this Lease, (a) the Issuer and the Owners of at least seventy-five percent (75%) in aggregate principal amount of the Outstanding Bonds (including any Additional Bonds) shall file with the Trustee and the Original Purchaser their prior written consent to such assignment, and (b) the proposed assignee shall expressly assume and agree to perform all of the obligations of the Tenant under this Lease; then the Tenant shall be fully released from all obligations accruing hereunder after the date of such assignment.

Section 9.4             Mergers and Consolidations.  Notwithstanding the provisions of Sections 9.2 and 9.3 above, if the Tenant shall assign or transfer, by operation of law or otherwise, its interests in this Lease in connection with a transaction involving the merger or consolidation of the Tenant with or into, or a sale, lease or other disposition of all or substantially all of the property of the Tenant as an entirety to another person, association, corporation or other entity, and (a) the Issuer shall file with the Trustee its prior written consent to such assignment, transfer or merger, (b) the proposed assignee, transferee or surviving corporation shall expressly assume and agree to perform all of the obligations of the Tenant under this Lease and the Guaranty Agreement with regard to the Bonds, and (c) the Tenant shall furnish the Trustee and the Issuer with evidence in the form of financial statements accompanied by a proforma balance sheet prepared by an independent certified public accountant of recognized standing showing that the net worth of such proposed assignee, transferee or surviving entity immediately following such assignment, transfer or merger will be at least equal to the net worth of the Tenant as shown by the most recent financial statements of the Tenant furnished to the Trustee pursuant to this Lease; then and in such event the Tenant shall be fully released from all obligations accruing hereunder after the date of such assignment, transfer or merger.

Section 9.5             Covenant Against Other Assignments.  The Tenant will not assign or in any manner transfer its interests under this Lease, nor will it suffer or permit any assignment thereof by operation of law, except in accordance with the limitations, conditions and requirements herein set forth.

ARTICLE X

Section 10.1           Repairs and Maintenance.  The Tenant covenants and agrees that it will, during the Term of this Lease, at its own expense, keep and maintain the Project and all parts thereof in good condition and repair.

Section 10.2           Removal, Disposition and Substitution of Machinery or Equipment [Intentionally Omitted].

ARTICLE XI

Section 11.1          Alteration of Project.  The Tenant shall have and is hereby given the right, at its sole cost and expense, to make such additions, changes and alterations in and to any part of the Project as the Tenant from time to time may deem necessary or advisable, provided however, the Tenant shall not make any major addition, change or alteration which will adversely affect the intended use or structural strength or value of any part of the Improvements.  All additions, changes and alterations made by the Tenant pursuant to the authority of this Article shall (a) be made in a workmanlike manner and in strict compliance with all laws and ordinances applicable thereto, (b) when commenced, be prosecuted to completion with due diligence, and (c) when completed, shall be deemed a part of the Project; provided, however, that additions of machinery, equipment and/or personal property of the Tenant, not purchased or acquired from proceeds of the Bonds and not constituting a part of the Project shall remain the separate property of the Tenant and may be removed by the Tenant prior to or as provided in Section 22.1 hereof.

ARTICLE XII

Section 12.1           Additional Improvements.  The Tenant shall have and is hereby given the right, at its sole cost and expense, to construct on the Land or within areas occupied by the Improvements, or in airspace above the Project, such additional buildings and improvements as the Tenant from time to time may deem necessary or advisable.  All additional buildings and improvements constructed by the Tenant pursuant to the authority of this Article shall, during the Term, remain the property of the Tenant and may be added to, altered or razed and removed by the Tenant at any time during the Term hereof.  The Tenant covenants and agrees (a) to make all repairs and restorations, if any, required to be made to the Project because of the construction of, addition to, alteration or removal of, said additional buildings or improvements, (b) to keep and maintain said additional buildings and improvements in good condition and repair, ordinary wear and tear excepted, (c) to promptly and with due diligence either raze and remove from the Land, in a good, workmanlike manner, or repair, replace or restore such of said additional buildings or improvements as may from time to time be damaged by fire or other casualty, and (d) that all additional buildings and improvements constructed by the Tenant pursuant to this Article which remain in place after the termination of this Lease for any cause other than the purchase of the Project pursuant to Article XIII hereof shall, upon and in the event of such termination, become the separate and absolute property of the Issuer.

ARTICLE XIII

Section 13.1           Securing of Permits and Authorizations.  The Tenant shall not do or permit others under its control to do any work in or in connection with the Project or related to any repair, rebuilding, restoration, replacement, alteration of or addition to the Project, or any part thereof; unless all requisite municipal and other governmental permits and authorizations shall have first been procured and paid for.  All such work shall be done in a good and workmanlike manner and in compliance with all applicable building, zoning and other laws, ordinances, governmental regulations and requirements and in accordance with the requirements, rules and regulations of all insurers under the policies required to be carried under the provisions of this Lease.

Section 13.2          Mechanic’s Liens.  The Tenant shall not do or suffer anything to be done whereby the Project, or any part thereof, is encumbered by any mechanic’s or other similar lien.  Should any mechanic’s or other similar lien ever be filed against the Project, or any part thereof; the Tenant shall discharge the same of record within 30 days after the date of filing.  Notice is hereby given that the Issuer does not authorize or consent to and shall not be liable for any labor or materials furnished to the Tenant or anyone claiming by, through or under the Tenant upon credit, and that no mechanic’s or similar liens for any such labor, services or materials shall attach to or affect the reversionary or other estate of the Issuer in and to the Project, or any part thereof.

Section 13.3           Contest of Liens.  The Tenant, notwithstanding the above, shall have the right to contest any such mechanic’s or other similar lien if within said 30-day period stated above it (a) notifies the Issuer and the Trustee in writing of its intention so to do, and if requested by the Trustee or the Issuer, deposits with the Trustee a surety bond issued by a surety company acceptable to the Issuer as surety, in favor of the Issuer, or cash, in the amount of the lien claim so contested, indemnifying and protecting the Issuer from and against any liability, loss, damage, cost and expense of whatever kind or nature growing out of or in any way connected with said asserted lien and the contest thereof, (b) diligently prosecutes such contest, at all times effectively staying or preventing any official or judicial sale of the Project or any part thereof or interest therein, under execution or otherwise, and (c) promptly pays or otherwise satisfies any final judgment adjudging or enforcing such contested lien claim and thereafter promptly procures record release or satisfaction thereof.

Section 13.4           Utilities.  All utilities and utility services used by the Tenant in, on or about the Project shall be contracted for by the Tenant in the Tenant’s own name and the Tenant shall, at its sole cost and expense, procure any and all permits, licenses or authorizations necessary in connection therewith.

ARTICLE XIV

Section 14.1          Indemnity.  The Tenant agrees, whether or not the transactions contemplated by this Lease, the Bonds or the Indenture are consummated, to indemnify and hold harmless the Issuer and its officers, directors, officials, employees and agents, including the Trustee as assignee of the Issuer’s rights under this Lease, and the Original Purchaser and each of its officers, directors, employees and agents (any or all of the foregoing referred to hereafter as “Indemnified Persons”), from and against all claims, actions, suits, proceedings, expenses, judgments, damages, penalties, fines, assessments, liabilities, charges or other costs (including, without limitation, all attorneys’ fees and expenses incurred in connection with enforcing this Lease or collecting any sums due hereunder and any claim or proceeding or any investigations undertaken hereunder) relating to, resulting from, or in connection with (a) any cause in connection with the Project, including, without limitation, the acquisition, design, construction, installation, equipping, operating, maintenance or use thereof; (b) any act or omission of the Tenant or any of its agents contractors, servants, employees or licenses in connection with the use or operation of the Project; (c) any cause in connection with the issuance and sale of the Bonds, (d) a misrepresentation or breach of warranty by the Tenant hereunder or under any of the documents executed by the Tenant in connection with this Lease, or (e) any violation by the Tenant of any of its covenants hereunder or under any of the other documents executed by the Tenant in connection with the Bonds or this Lease.  This indemnity is effective only with respect to any loss incurred by any Indemnified Person not due to willful misconduct, gross negligence, or bad faith on part of such Indemnified Person.  In case any action or proceeding shall be brought against one or more Indemnified Person and with respect to which such Indemnified Person may seek indemnity as provided herein, such Indemnified Person shall promptly notify the Tenant in writing and the Tenant shall promptly assume the defense thereof, including the employment of counsel reasonable satisfactory to such Indemnified Person or Indemnified Persons, the payment of all expenses and the right to negotiate and consent to settlement; but the failure to notify the Tenant as provided shall not relieve Tenant from any liability of duty under this Section, so long as Tenant is given reasonable opportunity to defend such claim.

ARTICLE XV

Section 15.1           Access to Project.  The Issuer, for itself and its duly authorized representatives and agents, including the Trustee, reserves the right to enter the Project at all reasonable times during usual business hours throughout the Term, upon reasonable notice, for the purpose of (a) examining and inspecting the same, (b) performing such work made necessary by reason of the Tenant’s default under any of the provisions of this Lease, and (c) after an Event of Default, for the purpose of exhibiting the Project to prospective purchasers, lessees or mortgagees.  The Issuer may, during the progress of said work mentioned in (b) above, keep and store on the Project all necessary materials, supplies and equipment and shall not be liable for inconvenience, annoyances, disturbances, loss of business or other damage suffered by reason of the performance of any such work or the storage of such materials, supplies and equipment.

ARTICLE XVI

Section 16.1          Option to Extend Basic Term.  The Tenant shall have and is hereby given the right and option to extend the Basic Term of this Lease for the Additional Term provided that (a) the Tenant shall give the Issuer written notice of its intention to exercise the option at least 30 days prior to the expiration of the Basic Term and (b) the Tenant is not in Default hereunder at the time it gives the Issuer such notice or at the time the Additional Term commences.  In the event the Tenant exercises such option, the terms, covenants, conditions and provisions set forth in this Lease shall be in full force and effect and binding upon the Issuer and the Tenant during the Additional Term except that the Basic Rent during any extended term herein provided for shall be the sum of $100.00 per year, payable in advance on the first Business Day of such Additional Term.

ARTICLE XVII

Section 17.1           Option to Purchase Project.  Subject to the provisions of this Article, the Tenant shall have the right and option to purchase the Project at any time during the Term hereof and for 120 days thereafter.  The Tenant shall exercise its option by giving the Issuer written notice of the Tenant’s election to exercise its option and specifying the date, time and place of closing, which date (the “Purchase Date”) shall neither be earlier than 30 days nor later than 180 days after the notice is given.  The Tenant may not, however, exercise such option if the Tenant is in Default hereunder on the Purchase Date unless all Defaults are cured upon payment of the purchase price specified in Section 17.2.

Section 17.2           Quality of Title and Purchase Price.  If said notice of election to purchase is given, the Issuer shall sell and convey all of its interests in the Project to the Tenant on the Purchase Date free and clear of all liens and encumbrances except (a) Permitted Encumbrances, (b) those to which title was subject on the date of conveyance to the Issuer of the Land, or to which title became subject with the Tenant’s written consent, or which resulted from any failure of the Tenant to perform any of its covenants or obligations under this Lease, (c) taxes and assessments, general and special, if any, and (d) the rights of any party having condemned or who is attempting to condemn title to, or the use for a limited period of, all or any part of the Project, for a price determined as follows (which the Tenant agrees to pay in cash at the time of delivery of the Issuer’s deed or other instrument or instruments of transfer of the Project to the Tenant as hereinafter provided):

(1)           The full amount which is required to provide the Issuer and the Trustee with funds sufficient, in accordance with the provisions of the Indenture, to pay at maturity or to redeem and pay in full (A) the principal of all of the Outstanding Bonds, (B) all interest due thereon to date of maturity or redemption, whichever first occurs, and (C) all costs, expenses and premiums incident to the redemption and payment of said Bonds in full, plus

(2)           $100.00.

Nothing in this Article shall release or discharge the Tenant from its duty or obligation under this Lease to make any payment of Basic Rent or Additional Rent which, in accordance with the terms of this Lease, becomes due and payable prior to the Purchase Date, or its duty and obligation to fully perform and observe all covenants and conditions herein stated to be performed and observed by the Tenant prior to the Purchase Date.

Section 17.3           Closing of Purchase.  On the Purchase Date the Issuer shall deliver to the Tenant its special warranty deed and/or other appropriate instrument or instruments of conveyance or assignment, properly executed and conveying the Project to the Tenant free and clear of all liens and encumbrances except as set forth in the preceding section above, or convoying such other title to the Project as may be acceptable to the Tenant, and the Tenant shall pay the full purchase price for the Project as follows: (a) the amount specified in clause (1) of Section 17.2 shall be paid to the Trustee for deposit in the Debt Service Fund to be used to pay or redeem Bonds and the interest thereon as provided in the Indenture, and (b) the amount specified in clause (2) of said Section 17.2 shall be paid to the Issuer; provided, however, nothing herein shall require the Issuer to deliver its appropriate instrument or instruments of assignment or conveyance to the Tenant until after all duties and obligations of the Tenant under this Lease to the date of such delivery have been fully performed and satisfied or adequate provision made for such performance and satisfaction.  Upon the delivery to the Tenant of the Issuer’s appropriate instrument or instruments of assignment or conveyance, payment of the purchase price by the Tenant and legal defeasance of the Bonds, this Lease shall ipso facto terminate, subject to the provisions of Section 20.2 hereof.

Section 17.4           Effect of Failure to Complete Purchase.  If, for any reason, the purchase of the Project by the Tenant pursuant to valid notice of election to purchase is not effected on the Purchase Date, this Lease shall be and remain in full force and effect according to its terms the same as though no notice of election to purchase had been given, except that if such purchase is not effected on the Purchase Date because the Issuer does not have or is unable to convey to the Tenant such title to the Project as the Tenant is required to accept, the Issuer shall use its best efforts to cure any such defect in its title to the Project.  In the event the Issuer is unable to cure such defect in its title to the Project, or if the Issuer’s failure to close would be a breach of its obligations hereunder, the Tenant shall have the right to cancel this Lease forthwith if, but only if, the principal of and interest on the Bonds and all costs incident to the redemption and payment of the Bonds have been paid in full.  The Tenant shall also have the right to exercise any legal or equitable remedies, in its own name or in the name of the Issuer, to obtain acceptable title to the Project.

Section 17.5           Application of Condemnation Awards if the Tenant Purchases Project.  The right of the Tenant to exercise its option to purchase the Project under the provisions of this Article shall remain unimpaired notwithstanding any condemnation of title to, or the use for a limited period of, all or any part of the Project.  If the Tenant shall exercise its said option and pay the purchase price as provided in this Article, all of the condemnation awards received by the Issuer after the payment of said purchase price, less all attorneys’ fees and other expenses and costs incurred by the Issuer as the owner of the Project in connection with such condemnation, shall belong and be paid to the Tenant.

Section 17.6           Option to Purchase Unimproved Portions of Land.  The Tenant shall have the option to purchase at any time and from time to time during the Term any vacant part or vacant parts of the unimproved Land constituting a part of the Project; provided, however, the Tenant shall furnish the Issuer and the Trustee with a certificate of an Authorized Tenant Representative, dated not more than thirty (30) days prior to the date of the purchase and stating that, in the opinion of the Authorized Tenant Representative, (a) the portion of said Land with respect to which the option is exercised is not needed for the operation of the Project for the purposes herein stated, (b) the purchase will not impair the usefulness or operating efficiency or materially impair the value of the Project and will not destroy or materially impair the means of ingress thereto and egress therefrom, and (c) the purchase will not materially adversely affect compliance of the remaining Land and any Improvements with applicable zoning laws or regulations.  The Tenant shall exercise this option by giving the Issuer and the Trustee written notice of the Tenant’s election to exercise its option and specifying (i) the legal description, (ii) the date, time and place of closing, which date shall neither be earlier than 45 days nor later than 60 days after the notice is given, (iii) the appraised current fair market value of the portions of the Land with respect to which the Tenant’s option is exercised as determined by an independent, qualified appraiser whose report shall be furnished to the Trustee together with the Tenant’s notice of election to purchase, and (iv) a certificate signed by the chief executive or chief financial officer of the Tenant stating that no event has occurred and is continuing which, with notice or lapse of time or both, would constitute an Event of Default; provided, however, that the Tenant may not exercise this option if there has occurred and is continuing any event which, with notice or lapse of time or both, would constitute an Event of Default at the time said notice is given and may not purchase said real property on the specified closing date if any such event has occurred and is continuing on said date unless all defaults are cured.  The option hereby given shall include the right to purchase a perpetual easement for right-of-way to and from the public roadway and the right to purchase such land as is necessary to assure that there will always be access between the real property purchased pursuant to these Sections 17.6 through 17.10 and the public roadway.

Section 17.7           Quality of Title - Purchase Price.  If said notice of election to purchase is given as provided in Section 17.6 the Issuer shall convey the real property described in the Tenant’s notice to the Tenant on the specified date free and clear of all liens and encumbrances except (a) Permitted Encumbrances, (b) those to which the title was subject on the date of conveyance to the Issuer of the Land, or to which title became subject with the Tenant’s written consent, or which resulted from any failure of the Tenant to perform any of its covenants or obligations under this Lease, (c) taxes and assessments, general and special, if any, and (d) the interests of any party having condemned or who is attempting to condemn title to, or the use for a limited period of, all or any part of the real property described in the Tenant’s notice.  The purchase price shall be an amount equal to the then current fair market value thereof, as determined with reference to the independent appraiser’s report furnished to the Trustee or the original cost to the Tenant, whichever is less.

Section 17.8           Closing of Purchase.  If the Issuer has title to such vacant real property free and clear of all liens and encumbrances except as stated above or has such other title to the such real property as may be acceptable to the Tenant, then on the specified date, the Issuer shall deliver to the Tenant its special warranty deed, properly executed and conveying such real property to the Tenant free and clear of all liens and encumbrances except as stated above, and the Tenant shall pay the purchase price for such real property, said purchase price to be paid to the Trustee for the account of the Issuer and deposited by the Trustee in the Debt Service Fund and shall be used to redeem Bonds on any date the Bonds are subject to optional redemption as provided in the Indenture.  Nothing herein shall require the Issuer to deliver its special warranty deed to the Tenant until after all duties and obligations of the Tenant under this Lease to the date of such delivery have been fully performed and satisfied.

Section 17.9           Effect of Purchase on Lease.  The exercise by the Tenant of the option granted under these Sections 17.6 to 17.10 and the purchase and sale and conveyance of a portion or portions of the Land constituting a part of the Project pursuant hereto shall in no way whatsoever affect this Lease, and all the terms and provisions hereof shall remain in full force and effect the same as though no notice of election to purchase had been given, and specifically, but not in limitation of the generality of the foregoing, exercise of such option shall not affect, alter, diminish, reduce or abate the Tenant’s obligations to pay all Basic Rent and Additional Rent required hereunder.

Section 17.10         Effect of Failure to Complete Purchase.  It for any reason whatsoever, the purchase by the Tenant of the real property described in said notice is not effected on the specified date, this Lease shall be and remain in full force and effect according to its terms the same as though no notice of election to purchase had been given.

ARTICLE XVIII

Section 18.1           Damage and Destruction.

(a)           If, during the Term, any Improvements are damaged or destroyed, in whole or in part, by fire or other casualty, the Tenant shall promptly notify the Issuer and the Trustee in writing as to the nature and extent of such damage or loss and whether it is practicable and desirable to rebuild, repair, restore or replace such damage or loss.

(b)           If the Tenant shall determine that such rebuilding, repairing, restoring or replacing is practicable and desirable, the Tenant shall forthwith proceed with and complete with reasonable dispatch such rebuilding, repairing, restoring or replacing.  In such case, any Net Proceeds of property and/or casualty insurance required by this Lease and received with respect to any such damage or loss to the Improvements shall be paid to the Trustee and shall be deposited in the Project Fund and shall be used and applied for the purpose of paying the cost of such rebuilding, repairing, restoring or replacing such damage or loss.  Any amount remaining in the Project Fund after such rebuilding, repairing, restoring or replacing shall be paid to the Tenant.

(c)           If the Tenant shall reasonably determine that rebuilding, repairing, restoring or replacing the Improvements is not practicable and desirable, any Net Proceeds of property and/or casualty insurance required by this Lease and received with respect to any such damage or loss to the Project shall be paid into the Debt Service Fund.  Such moneys shall be used to redeem Bonds at their earliest optional redemption date.  The Tenant agrees that it shall be reasonable in exercising its judgment pursuant to this subsection (c).

(d)           The Tenant shall not, by reason of its inability to use all or any part of the Improvements during any period in which the Improvements are damaged or destroyed, or are being repaired, rebuilt, restored or replaced nor by reason of the payment of the costs of such rebuilding, repairing, restoring or replacing, be entitled to any reimbursement or any abatement or diminution of the Basic Rent or Additional Rent payable by the Tenant under this Lease nor of any other obligations of the Tenant under this Lease except as expressly provided in this Section.

Section 18.2           Condemnation.

(a)           If, during the Term title to, or the temporary use of, all or any part of the Project shall be condemned by any authority exercising the power of eminent domain (other than the Issuer), the Tenant shall, within 30 days after the date of entry of a final order in any eminent domain proceedings granting condemnation, notify the Issuer and the Trustee in writing as to the nature and extent of such condemnation and whether it is practicable and desirable to acquire substitute land or construct substitute Improvements.

(b)           If the Tenant shall determine that such substitution is practicable and desirable, the Tenant shall forthwith proceed with and complete with reasonable dispatch the acquisition or construction of such substitute Land or Improvements.  In such case, any Net Proceeds received from any award or awards with respect to the Project or any part thereof made in such condemnation or eminent domain proceedings shall be paid to the Trustee for the account of the Tenant and shall be deposited in the Project Fund and shall be used and applied for the purpose of paying the cost of such substitution.  Any amount remaining in the Project Fund after such acquisition or construction shall be paid to Tenant.

(c)           If the Tenant shall reasonably determine that it is not practicable and desirable to acquire or construct substitute Improvements, any Net Proceeds of condemnation awards received by the Tenant shall be paid into the Debt Service Fund.  Such moneys shall be used to redeem Bonds at their earliest optional redemption date.  The Tenant agrees that it shall be reasonable in exercising its judgment pursuant to this subsection.

(d)           The Tenant shall not, by reason of its inability to use all or any part of the Improvements during any such period of restoration or acquisition nor by reason of the payment of the costs of such restoration or acquisition, be entitled to any reimbursement or any abatement or diminution of the Basic Rent or Additional Rent nor of any other obligations hereunder payable by the Tenant under this Lease.

(e)           The Issuer shall cooperate fully with the Tenant in the handling and conduct of any prospective or pending condemnation proceedings with respect to the Project or any part thereof so long as the Issuer is not the condemning authority.  In no event will the Issuer voluntarily settle or consent to the settlement of any prospective or pending condemnation proceedings with respect to the Project or any part thereof without the written consent of the Tenant and the Trustee.

Section 18.3           Effect of Tenant’s Defaults.  Anything in this Article to the contrary notwithstanding, the Issuer and the Trustee shall have the right at any time and from time to time to withhold payment of all or any part of the Net Proceeds from the Project Fund attributable to damage, destruction or condemnation of the Project to the Tenant or any third party if an Event of Default has occurred and is continuing, or the Issuer or the Trustee has given notice to the Tenant of any Default which, with the passage of time, will become an Event of Default.  In the event the Tenant shall cure any Defaults specified herein, the Trustee shall make payments from the Net Proceeds to the Tenant in accordance with the provisions of this Article.  However, if this Lease is terminated or the Issuer or the Trustee otherwise re-enters and takes possession of the Project without terminating this Lease, the Trustee shall pay all the Net Proceeds held by it into the Debt Service Fund and all rights of the Tenant in and to such Net Proceeds shall cease.

ARTICLE XIX

Section 19.1           Change of Circumstances; Determination of Taxability.  If at any time during the Basic Term, a Change of Circumstances occurs or the Bonds are called for redemption and payment upon the occurrence of a Determination of Taxability, then the Tenant shall have the option to purchase the Project pursuant to Article XVII or the option to terminate this Lease by giving the Issuer notice of such termination within 90 days after the Tenant has actual knowledge of the event giving rise to such option.  Such termination shall become effective when all of the Bonds Outstanding are paid or payment is provided for pursuant to the Indenture.

ARTICLE XX

Section 20.1           Remedies on Default.  Whenever any Event of Default shall have happened and be continuing, the Trustee (acting on behalf of the Issuer, as assignee of the Issuer’s rights hereunder) may take any legal action, including but not limited to, one or more of the following remedial actions:

(a)           By written notice to the Tenant upon acceleration of maturity of the Bonds as provided in the Indenture, the Trustee acting on behalf of the Issuer may declare the aggregate amount of all unpaid Basic Rent or Additional Rent then or thereafter required to be paid under this Lease by the Tenant to be immediately due and payable as liquidated damages from the Tenant, whereupon the same shall become immediately due and payable by the Tenant.

(b)           The Trustee acting on behalf of the Issuer may give the Tenant written notice of intention to terminate this Lease on a date specified therein, which date shall not be earlier than 30 days after such notice is given and, if all Defaults have not then been cured on the date so specified, the Tenant’s rights to possession of the Project shall cease, and this Lease shall thereupon terminate.  The Trustee acting on behalf of the Issuer may thereafter re-enter and take possession of the Project and pursue all its available remedies, including sale of the Project and judgment against the Tenant for possession of the Project and/or all Basic Rent and Additional Rent then owing, including costs and attorney fees.

(c)           Without terminating the Term hereof, or this Lease, the Trustee acting on behalf of the Issuer may conduct inspections or an Environmental Assessment of the Project, and re-enter the Project or take possession thereof pursuant to legal proceedings or any notice provided.  for by law and this Lease.  The Issuer or the Trustee acting on behalf of the Issuer may refuse to re-enter or take possession of the Project if it has reasonable cause for such refusal.  “Reasonable cause” shall include the presence on the Project of conditions which are in violation of any Environmental Law or the existence or threat of a remedial action against the Tenant under any Environmental Law resulting from conditions on the Project.

(d)           Having elected to re-enter or take possession of the Project pursuant to subsection 20.1(c), the Trustee acting on behalf of the Issuer may relet the Project, or parts thereof, for such term or terms and at such rental and upon such other terms and conditions as are deemed advisable, with the right to make alterations and repairs to the Project, and no such re-entry or taking of possession of the Project shall be construed as an election to terminate this Lease, and no such re-entry or taking of possession shall relieve the Tenant of its obligation to pay Basic Rent or Additional Rent (at the time or times provided herein), or of any of its other obligations under this Lease, all of which shall survive such re-entry or taking of possession.  The Tenant shall continue to pay the Basic Rent and Additional Rent provided for in this Lease until the end of the Term, whether or not the Project shall have been relet, less the net proceeds, if any, of reletting the Project.

(e)           Having elected to reenter or take possession of the Project pursuant to subsection 20.1(c), the Trustee acting on behalf of the Issuer may (subject, however, to any restrictions against termination of this Lease in the Trust Indenture), by notice to the Tenant given at any time thereafter while the Tenant is in Default in the payment of Basic Rent or Additional Rent or in the performance of any other obligation under this Lease, elect to terminate this Lease in accordance with subsection 20.1(b) and thereafter proceed to exercise any remedies lawfully available.

(f)           If, in accordance with any of the foregoing provisions of this Article, the Issuer shall have the right to elect to re-enter and take possession of the Project, the Issuer or the Trustee acting on behalf of the Issuer, may enter and expel the Tenant and those claiming through or under the Tenant and remove the property and effects of both or either by all lawful means without being guilty of any manner of trespass and without prejudice to any remedies for arrears of Basic Rent or Additional Rent or preceding breach of contract by the Tenant.

(g)           Net proceeds of any reletting or sale of the Project shall be deposited in the Debt Service Fund for application to pay the Bonds and interest thereon.  “Net proceeds” shall mean the receipts obtained from reletting or sale after deducting all expenses incurred in connection with such reletting or sale, including without limitation, all repossession costs, brokerage commissions, legal fees and expenses, expenses of employees, alteration costs and expenses of preparation of the Project for reletting or sale.

(h)           The Issuer or the Trustee acting on behalf of the Issuer may recover from the Tenant any attorney fees or other expense incurred in exercising any of its remedies under this Lease.

Section 20.2           Survival of Obligations.  The Tenant covenants and agrees with the Issuer and the Owner(s) of Bonds that until all Bonds and the interest thereon and redemption premium, if any, are paid in full or provision is made for the payment thereof in accordance with the Indenture, its obligations under this Lease shall survive the cancellation and termination of this Lease for any cause and/or sale of the Project, and that the Tenant shall be obligated to pay Basic Rent and Additional Rent (reduced by any net income the Issuer or the Trustee may receive from the Project after such termination) and perform all other obligations provided for in this Lease, all at the time or times provided in this Lease.  Notwithstanding any provision of this Lease or the Indenture, the Tenant’s obligations under Sections 8.2 and 14.1 hereof shall survive any termination, release or assignment of this Lease, the Indenture or Guaranty Agreement and payment or provision for payment of the Bonds.

Section 20.3           No Remedy Exclusive.  No remedy herein conferred upon or reserved to the Issuer is intended to be exclusive of any other available remedy or remedies, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given under this Lease or now or hereafter existing at law or in equity or by statute, subject to the provisions of the Indenture.  No delay or omission to exercise any right or power accruing upon any Event of Default shall impair any such right or power, or shall be construed to be a waiver thereof, but any such right or power may be exercised from time to time and as often as may be deemed expedient.  In order to entitle the Issuer to exercise any remedy reserved to it in this Article, it shall not be necessary to give any notice, other than notice required herein.

ARTICLE XXI

Section 21.1           Performance of the Tenant’s Obligations by the Issuer.  If the Tenant shall fail to keep or perform any of its obligations as provided in this Lease, then the Issuer may (but shall not be obligated to do so) upon the continuance of such failure on the Tenant’s part for 90 days after notice of such failure is given the Tenant by the Issuer or the Trustee and without waiving or releasing the Tenant from any obligation hereunder, as an additional but not exclusive remedy, make any such payment or perform any such obligation, and the Tenant shall reimburse the Issuer for all sums so paid by the Issuer and all necessary or incidental costs and expenses incurred by the Issuer in performing such obligations through payment of Additional Rent.  If such Additional Rent is not so paid by the Tenant within 10 days of demand, the Issuer shall have the same rights and remedies provided for in Article XX in the case of Default by the Tenant in the payment of Basic Rent.

ARTICLE XXII

Section 22.1           Surrender of Possession.  Upon accrual of the Issuer’s right of reentry as the result of the Tenant’s Default hereunder or upon the cancellation or termination of this Lease by lapse of time or otherwise (other than as a result of the Tenant’s purchase of the Project), the Tenant shall peacefully surrender possession of the Project to the Trustee, as assignee of the Issuer in good condition and repair, ordinary wear and tear excepted; provided, however, the Tenant shall have the right, prior to or within 30 business days after the termination of this Lease, to remove from on or about the Project the buildings, improvements, machinery, equipment, personal property, furniture and trade fixtures which the Tenant owns under the provisions of this Lease and are not a part of the Project.  All repairs to and restorations of the Project required to be made because of such removal shall be made by and at the sole cost and expense of the Tenant.  All buildings, improvements, machinery, equipment, personal property, furniture and trade fixtures owned by the Tenant and which are not so removed from on or about the Project prior to or within 30 business days after such termination of this Lease shall become the separate and absolute property of the Issuer.

ARTICLE XXIII

Section 23.1          Notices.  All notices required or desired to be given hereunder shall be in writing and shall be delivered in person to the Notice Representative or mailed by restricted mail to the Notice Address.  All notices given by restricted mail as aforesaid shall be deemed duly given as of the date three days after they are so mailed.  When mailed notices are given, the party giving notice will use reasonable diligence to contact the party being notified by telephone, electronic mail or facsimile on or before the date such notice is mailed.

ARTICLE XXIV

Section 24.1          Triple-Net Lease.  The parties hereto agree (a) that this Lease is intended to be a triple-net lease, (b) that the payments of Basic Rent and Additional Rent are designed to provide the Issuer and the Trustee with funds adequate in amount to pay all principal of and interest on all Bonds as the same become due and payable and to pay and discharge all of the other duties and requirements set forth herein, and (a) that to the extent that the payments of Basic Rent and Additional Rent are not adequate to provide the Issuer and the Trustee with funds sufficient for the purposes aforesaid, the Tenant shall be obligated to pay, and it does hereby covenant and agree to pay, upon demand therefor, as Additional Rent, such further sums of money as may from time to time be required for such purposes.

Section 24.2          Funds Held by the Trustee After Payment of Bonds.  If, after the principal of and interest on all Bonds and all costs incident to the payment of Bonds have been paid in full, the Trustee holds unexpended funds received in accordance with the terms hereof, such unexpended funds shall, except as otherwise provided in this Lease and the Indenture and after payment therefrom to the Issuer of any sums of money then due and owing by the Tenant under the terms of this Lease, be the absolute property of and be paid over forthwith to the Tenant.

ARTICLE XXV

Section 25.1           Rights and Remedies.  The rights and remedies reserved by the Issuer and the Tenant hereunder and those provided by law shall be construed as cumulative and continuing rights.  No one of them shall be exhausted by the exercise thereof on one or more occasions.  The Issuer and the Tenant shall each be entitled to specific performance and injunctive or other equitable relief for any breach or threatened breach of any of the provisions of this Lease, notwithstanding the availability of an adequate remedy at law, and each party hereby waives the right to raise such defense in any proceeding in equity.

Section 25.2           Waiver of Breach.  No waiver of any breach of any covenant or agreement herein contained shall operate as a waiver of any subsequent breach of the same covenant or agreement or as a waiver of any breach of any other covenant or agreement, and in case of a breach by either party of any covenant, agreement or undertaking, the nondefaulting party may nevertheless accept from the other any payment or payments or performance hereunder without in any way waiving its right to exercise any of its rights and remedies provided for herein or otherwise with respect to any such Default or Defaults which were in existence at the time such payment or payments or performance were accepted by it.

Section 25.3           The Issuer Shall Not Unreasonably Withhold Consents and Approvals.  Wherever in this Lease it is provided that the Issuer shall, may or must give its approval or consent, or execute supplemental agreements, exhibits or schedules, the Issuer shall not unreasonably or arbitrarily withhold or refuse to give such approvals or consents or refuse to execute such supplemental agreements, exhibits or schedules.

ARTICLE XXVI

Section 26.1          The Issuer May Not Sell.  The Issuer covenants that unless an Event of Default under this Lease has occurred and is continuing, and the remaining Term of this Lease has been terminated, it will not, without the Tenant’s written consent, unless required by law, sell or otherwise part with or encumber its fee title interest in the Project at any time during the Term of this Lease.

Section 26.2          Quiet Enjoyment and Possession.  The Tenant shall enjoy peaceable and quiet possession of the Project as long as no Event of Default has occurred and is continuing.

Section 26.3          Financial Report; Furnishing of Financial Information.  So long as any Bonds are Outstanding and unpaid and subject to the terms of the Indenture, the Tenant shall furnish or cause to be furnished to the Trustee the financial statements and other financial information required by Article V of the Guaranty Agreement.

Section 26.4           Issuer’s Obligations Limited.  Except as otherwise expressly provided in this Lease, no recourse upon any obligation or agreement contained in this Lease or in any Bond or under any judgment obtained against the Issuer, or by the enforcement of any assessment or by any legal or equitable proceeding by virtue of any constitution or statute or otherwise under any circumstances, under or independent of the Bond Agreement, shall be had against the Issuer and its officers, employees and agents.

Notwithstanding anything in this Lease to the contrary, it is expressly understood and agreed by the parties hereto that (a) the Issuer may rely conclusively on the truth and accuracy of any certificate, opinion, notice or other instrument furnished to the Issuer by the Tenant, a Owner(s) of Bonds or the Trustee as to the existence of any fact or state of affairs required to be noticed by the Issuer hereunder; (b) the Issuer shall not be under any obligation to perform any record-keeping or to provide any legal services, it being understood that such services shall be performed or provided either by the Tenant, the Trustee or the Owner(s) of Bonds; and (c) that none of the provisions of this Lease shall require the Issuer to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder, unless it shall have first been adequately indemnified to its satisfaction against the costs, expenses and liability which may be incurred by such action.

Notwithstanding anything in this Lease to the contrary, any obligation the Issuer may incur under this Lease or under any instrument or document executed by the Issuer in connection with this Lease that entails the expenditure of any money by the Issuer shall be only a limited obligation of the Issuer payable solely from the revenues derived by the Issuer under the Lease and shall not be, under any circumstances, a general obligation of the Issuer.

ARTICLE XXVII

Section 27.1           Investment Tax Credit; Depreciation»

.  The Tenant shall be entitled to claim the full benefit of (1) any investment credit against federal or state income tax allowable with respect to expenditures of the character contemplated hereby under any federal or state income tax laws now or from time to time hereafter in effect, and (2) any deduction for depreciation with respect to the Project from federal or state income taxes.  The Issuer agrees that it will upon the Tenant’s request execute all such elections, returns or other documents which may be reasonably necessary or required to more fully assure the availability of such benefits to the Tenant.

ARTICLE XXVIII

Section 28.1           Amendments.  This Lease may be amended, changed or modified in writing in the following manner:

(a)           With respect to an amendment, change or modification which reduces the Basic Rent or Additional Rent, or any amendment which reduces the percentage of Owner(s) of Bonds whose consent is required for any such amendment, change or modification, by an agreement in writing executed by the Issuer and the Tenant and consented to in writing by the Trustee and by Owner(s) of Bonds owning at least 90% of the aggregate principal amount of the Bonds then Outstanding;

(b)           With respect to any other amendment, change or modification which will materially adversely affect the security or rights of the Owner(s) of Bonds, by an agreement in writing executed by the Issuer and the Tenant and consented to in writing by the Trustee and by Owner(s) of Bonds owning at least 66-2/3% of the aggregate principal amount of the Bonds then Outstanding; and

(c)           With respect to all other amendments, changes, or modifications, by an agreement in writing executed by the Issuer and the Tenant.

At least 30 days prior to the execution of any agreement pursuant to (c) above, the Issuer and the Tenant shall furnish the Trustee and the Original Purchaser of the Bonds with a copy of the amendment, change or modification proposed to be made.

Section 28.2          Granting of Easements.  If no Event of Default under this Lease shall have happened and be continuing, the Tenant may, at any time or times, (a) grant easements, licenses and other rights or privileges in the nature of easements with respect to any property included in the Project, free from any rights of the Issuer or the Owner(s) of Bonds, or (b) release existing easements, licenses, rights-of-way and other rights or privileges, all with or without consideration and upon such terms and conditions as the Tenant shall determine, and the Issuer agrees, to the extent that it may legally do so, that it will execute and deliver any instrument necessary or appropriate to confirm and grant or release any such easement, license, right-of-way or other right or privilege or any such agreement or other arrangement, upon receipt by the Issuer of: (1) a copy of the instrument of grant or release or of the agreement or other arrangement, (2) a written application signed by the Authorized Tenant Representative requesting such instrument, and (3) a certificate executed by the Tenant stating (A) that such grant or release is not detrimental to the proper conduct of the business of the Tenant, and (B) that such grant or release will not impair the effective use or interfere with the efficient and economical operation of the Project and will not materially adversely affect the security of the Owner(s) of Bonds.  Any consideration received by the Tenant for the grant or release must be paid to the Trustee to be deposited in the Debt Service Fund and used to redeem Bonds at the earliest practicable date, at their principal amount, plus accrued interest, without premium.  If the instrument of grant shall so provide, any such easement or right and the rights of such other parties thereunder shall be superior to the rights of the Issuer and the Owner(s) of Bonds and shall not be affected by any termination of this Lease or default on the part of the Tenant hereunder.  If no Event of Default shall have happened and be continuing, any payments or other consideration received by the Tenant for any such grant or with respect to or under any such agreement or other arrangement shall be and remain the property of the Tenant, but, in the event of the termination of this Lease because of an Event of Default, all rights then existing of the Tenant with respect to or under such grant shall inure to the benefit of and be exercisable by the Issuer.

Section 28.3          Security Interests.  i) The Issuer and the Tenant agree to execute and deliver all instruments (including financing statements and statements of continuation thereof) necessary for perfection of and continuance of the security interest of the Issuer in and to the Project.  The Tenant hereby authorizes the Issuer to file or cause to be filed all such instruments required to be so filed and the Trustee to continue or cause to be continued the filings or liens of such instruments for so long as the Bonds shall be Outstanding.

(a)           Under the Indenture, the Issuer will, as additional security for the Bonds assign, transfer, pledge and grant a security interest in its rights under this Lease to the Trustee.  The Issuer hereby authorizes the Trustee to file financing statements or any other instruments necessary to perfect its security interest.  The Trustee is hereby given the right to enforce, either jointly with the Issuer or separately, the performance of the obligations of the Tenant, and the Tenant hereby consents to the same and agrees that the Trustee may enforce such rights as provided in the Indenture and the Tenant will make payments required hereunder directly to the Trustee.

Section 28.5          Construction and Enforcement.  This Lease shall be construed and enforced in accordance with the laws of the.  State.  The provisions of this Lease shall be applied and interpreted in accordance with the rules of interpretation set forth in the Indenture.  Wherever in this Lease it is provided that either party shall or will make any payment or perform or refrain from performing any act or obligation, each such provision shall, even though not so expressed, be construed as an express covenant to make such payment or to perform, or not to perform, as the case may be, such act or obligation.

Section 28.6           Invalidity of Provisions of Lease.  If, for any reason, any provision hereof shall be determined to be invalid or unenforceable, the validity and effect of the other provisions hereof shall not be affected thereby.

Section 28.7           Covenants Binding on Successors and Assigns.  The covenants, agreements and conditions herein contained shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 28.8          Section Headings.  The section headings hereof are for the convenience of reference only and shall not be treated as a part of this Lease or as affecting the true meaning of the provisions hereof.  The reference to section numbers herein or in the Indenture shall be deemed to refer to the numbers preceding each section.

Section 28.9           Execution of Counterparts.  This Lease may be executed simultaneously in multiple counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the Issuer has caused this Lease to be signed by an authorized official, such signature to be attested by an authorized officer, and its official seal to be applied, as of the date first above written.

CITY OF FREDONIA, KANSAS
[SEAL]
		By:	/s/ Dennis Mollnow
Mayor
ATTEST:

By:	/s/ Steven Hutfles
City Clerk

“ISSUER”

ACKNOWLEDGMENT

STATE OF KANSAS	)
)SS:
COUNTY OF WILSON	)

This instrument was acknowledged before me on the 19 day of April, 2012, by Dennis D. Mollnow, Mayor, and Steven Hutfles, City Clerk, of the City of Fredonia, Kansas, a municipal corporation.

[SEAL]
/s/ Carolyn Anderson
Notary Public

My Appointment Expires:

May 7, 2014

IN WITNESS WHEREOF, the Tenant has caused this Lease to be signed by an authorized officer, as of the date first above written.

VALENT AEROSTRUCTURES, LLC

By:	/s/ Charles M. Newell
Title:	President

“TENANT”

ACKNOWLEDGMENT

STATE OF MISSOURI	)
)SS:
COUNTY OF JACKSON	)

This instrument was acknowledged before me on the 17th day of April, 2012, by Charles M. Newell, CEO of Valent Aerostructures, LLC, a Delaware corporation.

[SEAL]
/s/ Deborah A. Guse
Notary Public

My Appointment Expires:

July 19, 2015

APPENDIX A

FORM OF REQUISITION FOR PAYMENT OF PROJECT COSTS

CITY OF FREDONIA, KANSAS
Project Fund
(Valent Aerostructures Project)
Payment Order No. __________

Community National Bank & Trust
Fredonia, Kansas
Attn:  Corporate Trust Department

You are hereby authorized and directed by the undersigned, the Authorized Tenant Representative, acting on behalf of Valent Aerostructures, LLC (the “Tenant”) to disburse funds held by you as Trustee in the above mentioned Project Fund for the purposes and in the amounts set forth in the Payment Schedules attached hereto and incorporated herein by reference (the “Payment Schedules”).

I hereby certify that the amounts requested in the attached Payment Schedules have either been advanced by the Tenant or are justly due to contractors, subcontractors, suppliers, vendors, materialmen, engineers, architects or other persons named in the Payment Schedules who have performed necessary and appropriate work in connection with any installation of machinery, equipment or personal property, or have furnished necessary and appropriate materials in the construction or acquisition of land, buildings and improvements constituting a part of the Project.  I further certify that the fair value of such work or materials, machinery and equipment, is not exceeded by the amount requested, and such cost is one which may be capitalized for federal income tax purposes.

I further certify that, except for the amounts set forth in the Payment Schedules, there are no outstanding debts now due and payable for labor, wages, materials, supplies or services in connection with the construction of said buildings and improvements or the purchase and/or installation of machinery, equipment and personal property which, if unpaid, might become the basis of a vendor’s, mechanic’s, laborer’s or materialmen’s statutory or other similar lien upon the Land, the Project or any part thereof.

I further certify that no part of the amounts set forth in the Payment Schedules have been the basis for any previous withdrawal of any moneys from the said Project Fund.

I further certify that each of the representations and covenants on the part of the Tenant contained in the Lease dated as of April 1, 2012 by and between the City of Fredonia, Kansas, as the Issuer, and the Tenant are now true and correct in all material respects and are now being materially complied with.

I further certify that the amounts set forth in the Payment Schedules constitute Project Costs, as said term is defined in the Lease, and that all insurance policies which are required to be in force as a condition precedent to disbursement of funds from the Project Fund pursuant to the provisions of Section 6.1 of the Lease are in full force and effect.

DATED ______________________________, 20_______.

Authorized Tenant Representative

A-1

EXHIBIT A - Payment Order No. ___________

PAYMENT SCHEDULE
FOR BUILDINGS, IMPROVEMENTS AND
MISCELLANEOUS PROJECT COSTS

I hereby request payment of the amounts specified below to the payees whose names and addresses are stated below, and I certify that the description of the purchase or nature of each payment is reasonable, accurate and complete:

PAYMENT SCHEDULE

Payee Name	Payee Address	Purpose or Nature of Payment	Amount

______
Initials

A-2

APPENDIX B

FORM OF CERTIFICATE OF COMPLETION

CERTIFICATE OF COMPLETION

The undersigned, being the Authorized Tenant Representative for Valent Aerostructures, LLC (the “Tenant”), as tenant under a certain Lease dated as of April 1, 2012 (the “Lease”) between the City of Fredonia, Kansas, (the “Issuer”) and the Tenant, and as beneficiary of the Issuer’s Industrial Revenue Bonds, Series 2012A (Valent Aerostructures Project) issued pursuant to a certain Trust Indenture dated as of April 1, 2012 (the “Indenture”), hereby certifies:

1.           The Improvements purchased with Original Proceeds (as defined in the Indenture) have been substantially completed in accordance with the plans and specifications prepared at the Tenant’s direction.

2.           Such Improvements have been substantially completed in a good and workmanlike manner.

3.           There are no mechanic’s, materialmen’s liens or other statutory liens on file encumbering title to the Land (as defined in the Indenture); all bills for labor and materials furnished for the Improvements which could form the basis of a mechanic’s, materialmen’s or other statutory lien against the Land have been paid in full, and within the past four months no such labor or materials have been furnished which have not been paid for.

4.           All Improvements are located or installed upon the Land.

5.           All material provisions of applicable building codes have been complied with and, if applicable, a certificate of occupancy has been issued with respect to the Project.

6.           All moneys remaining in the Project Fund being held by the Trustee under the Indenture should be transferred to the Debt Service Fund being held by the Trustee under the Indenture as required by Section 504 of the Indenture, to be applied as provided therein.

IN WITNESS WHEREOF, the undersigned Authorized Tenant Representative has signed this Certificate, and states, under penalty of perjury, that the statements of fact made in this Certificate are true and correct.

STATE OF KANSAS	)
)SS:
COUNTY OF WILSON	)

Subscribed and sworn to or affirmed before me, a notary public, this _____ day of ____________________, 20_____.

[SEAL]

Notary Public

My Appointment Expires:  ________________________

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APPENDIX C

GLOSSARY OF WORDS AND TERMS

“Additional Rent” means all fees, charges, costs and expenses of the Trustee or the Issuer (including reasonable attorney’s fees) payable under the Indenture, all Impositions, all amounts required to be rebated to the United States pursuant to the Tax Compliance Agreement, all Default Administration Costs (as defined in the Indenture), all other payments of whatever nature payable or to become payable pursuant to the Indenture or which the Tenant has agreed to pay or assume under the provisions of this Lease and any and all expenses (including reasonable attorney’s fees) incurred by the Issuer or the Trustee in connection with the issuance of the Bonds or the administration or enforcement of any rights under this Lease or the Indenture.  The fees, charges, costs and expenses of the Trustee shall include all costs incurred in connection with the issuance, transfer, exchange, registration, redemption or payment of the Bonds and the administration or enforcement of any rights or obligations under this Lease, the Indenture or the Guaranty Agreement except (a) the reasonable fees and expenses in connection with the replacement of a Bond or Bonds mutilated, stolen, lost or destroyed or (b) any tax or other government charge imposed on the Trustee in relation to the transfer, exchange, registration, redemption or payment of the Bonds.  The fees, charges, costs and expenses of the Issuer shall include, but not be limited to, any and all costs incurred by the Issuer in connection with the administration or enforcement of any rights, duties, or obligations under this Lease, the exercise or pursuit of any remedy upon an Event of Default, the amendment of this Lease, the granting of consents, easements or similar actions or any other action required of or available to the Issuer under the terms of this Lease.

“Additional Term” shall mean that term commencing on the last day of the Basic Term and terminating 5 years thereafter.

“Bankruptcy Code” means Title 11 of the United States Code, as amended.

“Basic Rent” means the monthly pro rata amount which, when added to Basic Rent Credits, will be sufficient to pay, 30 days prior to each Payment Date, all principal of, redemption premium, if any, and interest on all Outstanding Bonds (as defined in the Indenture) which is due and payable on such Payment Date.  If for any reason on any Payment Date the Trustee does not have on deposit in the Debt Service Fund sufficient moneys to pay all principal and interest due on the Bonds on such Payment Date, then the Tenant shall pay, as Basic Rent, on such Payment Date, the amount of such deficiency.

“Basic Rent Credits” means all funds on deposit in the Debt Service Fund and available for the payment of principal of, redemption premium, if any, and interest on the Bonds on any Basic Rent Payment Date.

“Basic Rent Payment Date” means May 1, 2012 and the first day of each month thereafter until the principal of, redemption premium, if any, and interest on all Outstanding Bonds have been fully paid or provision made for their payment in accordance with the provisions of the Indenture.

“Basic Term” means that term commencing as of the delivery of this Lease and ending on April 1, 2032, subject to prior termination as specified in this Lease, but ending, in any event, when all of the principal of, redemption premium, if any, and interest on all Outstanding Bonds shall have been paid in full or provision made for their payment in accordance with the provisions of the Indenture.

“CERCLA” means the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §9601, et seq.

“Certificate of Completion” means a written certificate signed by the Authorized Tenant Representative stating that (1) the Improvements have been substantially completed in accordance with the plans and specifications prepared or approved by the Issuer or the Tenant, as the case may be; (2) the Improvements have been substantially completed in a good and workmanlike manner; (3) no mechanic’s or materialmen’s liens have been filed, nor is there any basis for the filing of such liens, with respect to the Project; (4) all Improvements constituting a part of the Project are located or installed upon the Land; and (5) if required by ordinances duly adopted by the Issuer or by applicable building codes, that an appropriate certificate of occupancy has been issued with respect to the Improvements.  A form of Certificate of Completion is attached as Appendix B.

“Completion Date” means the date on which the Improvements are certified as substantially completed in accordance with Section 5.4 of this Lease, or the third anniversary of the issue date of the Bonds, whichever comes first.

“Default” means any event or condition the occurrence of which, with the lapse of time or the giving of notice or both, may constitute an Event of Default.

“Environmental Assessment” means an environmental assessment with respect to the Project conducted by an independent consultant satisfactory to the Issuer and the Trustee which reflects the results of such inspections, records reviews, soil tests, groundwater tests and other tests requested, which assessment and results shall be satisfactory in scope, form and substance to the Issuer and the Trustee.

“Environmental Law” means CERCLA, SARA, and any other federal, state or local environmental statute, regulation or ordinance presently in effect or coming into effect during the Term of this Lease.

“Event of Bankruptcy” means an event whereby the Tenant shall: (i) admit in writing its inability to pay its debts as they become due; or (ii) file a petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code as now or in the future amended, or file a pleading asking for such relief; or (iii) make an assignment for the benefit of creditors; or (iv) consent to the appointment of a trustee or receiver for all or a major portion of its property; or (v) be finally adjudicated as bankrupt or insolvent under any federal or state law; or (vi) suffer the entry of a final and nonappealable court other under any federal or state law appointing a receiver or trustee for all or a major part of its property or ordering the winding-up or liquidation of its affairs, or approving a petition filed against it under the Bankruptcy Code, which order, if the Tenant has not consented thereto, shall not be vacated, denied, set aside or stayed within 60 days after the day of entry; or (vii) suffer a writ or warrant of attachment or any similar process to be issued by any court against all or any substantial portion of its property, and such writ or warrant of attachment or any similar process is not contested, stayed, or is not released within 60 days after the final entry, or levy or after any contest is finally adjudicated or any stay is vacated or set aside.

“Event of Default” means any one of the following events:

(a)           Failure of the Tenant to make any payment of Basic Rent within five business days of written notice from the Issuer or the Bank of the late payment; or

(b)           Failure of the Tenant to make any payment of Additional Rent at the times and in the amounts required hereunder, or failure to observe or perform any other covenant, agreement, obligation or provision of this Lease on the Tenant’s part to be observed or performed, and the same is not remedied within thirty (30) days after the Issuer or the Trustee has given the Tenant written notice specifying such failure (or such longer period as shall be reasonably required to correct such default; provided that (i) the Tenant has commenced such correction within said 30-day period, and (ii) the Tenant diligently prosecutes such correction to completion); or

(c)           An Event of Bankruptcy;

(d)           Abandonment of the Project by the Tenant; or

(e)           Tenant ceases to own and control, directly or indirectly, all of the equity interests of each of Valent-Lenexa, Valent-St.  Louis, Valent-Wichita, Valent-Tulsa and Valent-Washington; or Tech Investments II, LLC ceases to own and control at least a majority of the voting equity interests of Valent.

“Full Insurable Value” means full actual replacement cost less physical depreciation.

“Hazardous Substances” shall mean “hazardous substances” as defined in CERCLA.

“Impositions” means all taxes and assessments, general and special, which may be lawfully taxed, charged, levied, assessed or imposed upon or against or payable for or in respect of the Project or any part thereof, or any improvements at any time thereon or the Tenant’s interest therein, including any new lawful taxes and assessments not of the kind enumerated above to the extent that the same are lawfully made, levied or assessed in lieu of or in addition to taxes or assessments now customarily levied against real or personal property, and further including all water and sewer charges, assessments and other governmental charges and impositions whatsoever, foreseen or unforeseen, which, if not paid when due, would encumber the Issuer’s title to the Project.

“Improvements” shall have the meaning defined in the Indenture.

“Indenture” means the Trust Indenture delivered concurrently with this Lease, as from time to time amended and supplemented by Supplemental Indentures in accordance with the provisions of Article XI of the Indenture.

“Land” means the real property (or interests therein) described in Schedule I.

“Lease” means this Lease between the Issuer and the Tenant, as from time to time supplemented and amended in accordance with the provisions hereof and of the Indenture.

“Net Proceeds” means the gross proceeds from the insurance (including without limitation title insurance) or condemnation award with respect to which that term is used remaining after the payment of all expenses (including without limitation attorneys’ fees and any expenses of the Issuer, the Tenant, the Bank or any other owner of the Bonds) incurred in the collection of such gross proceeds.

The term “Notice Address” shall mean:

(1)           With respect to the Tenant:

Valent Aerostructures, LLC
1200 Main Street, Suite 400
Kansas City, MO  64105
Attn:  Chief Financial Officer

(2)           With respect to the Issuer:

City of Fredonia, Kansas
100 N. 15th
Fredonia, KS  66736
Attn:  City Clerk

(3)           With respect to the Trustee:

Community National Bank & Trust
733 Madison
Fredonia, KS  66736
Attn:  President

“Official Action Date” means October 3, 2011, the date on which the governing body of the Issuer adopted a resolution or approved a letter indicating an intent to issue the Series 2012A Bonds.

“Principal User” means any principal user of the Project within the meaning of the Code.

“Project Contracts” means a contract or contracts with respect to the acquisition and/or construction of the Improvements entered into by the Tenant or the Issuer.

“Related Person” means a related person as defined in Section 147(a) and 144(a)(3) of the Code.

“SARA” means the Superfund Amendments and Reauthorization Act of 1986, as now in effect and as hereafter amended.

“State” means the State of Kansas.

“Term” means, collectively, the Basic Term and any Additional Term of the Lease.

SCHEDULE I

DESCRIPTION OF PROPERTY

The following property acquired by the City of Fredonia, Kansas (the “Issuer”) in connection with the issuance by the City of its Industrial Revenue Bonds, Series 2012A (Valent Aerostructures Project) (the “Series 2012A Bonds”):

(a)           The following described real estate in Wilson County, Kansas:

Lots 14, 15, 16 and 17, Fredonia Industrial Park Sub-Division in the City of Fredonia, Kansas, according to the recorded plat thereof.

said real property constituting the “Land” as defined in the Lease entered into by the Issuer concurrently with the issuance of the Series 2012A Bonds (the “Lease”), subject to the following (“Permitted Encumbrances”):

All easements, liens and rights-of-way of record.

(b)           All buildings, building additions, improvements, machinery and equipment constructed, located or installed on the Land, all or any portion of the costs of which were paid from the proceeds of the Series 2012A Bonds, and which constitute Improvements as referred to in the Lease, together with any substitutions or replacements therefor, the property described in paragraphs (a) and (b) of this Schedule I together constituting the “Project” as referred to in the Lease.

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